Exhibit 4.10

Amended and Restated

Intercreditor Agreement

Dated as of October 28, 2002

Among

WELLS Fargo Bank, National Association

And

MONY Life Insurance Company

MONY Life Insurance Company of America

The Manufacturers Life Insurance Company

The Franklin Life Insurance Company

The Canada Life Assurance Company

and

Modern Woodmen of America

And

Jackson National Life Insurance Company

Phoenix Life Insurance Company

United of Omaha Life Insurance Company

and

MetLife Investors USA Insurance Company

And

AIG Annuity Insurance Company

The Variable Annuity Life Insurance Company

American General Assurance Company

Merit life Insurance Co.

United of Omaha Life Insurance Company

Phoenix Life Insurance Company

Modern Woodmen of America

MONY Life Insurance Company of America

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company

Nationwide Life Insurance Company of America

And

Additional Lenders

i

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Amended And Restated Intercreditor Agreement dated as of October 28 2002 among Wells Fargo Bank, National Association (the “Lender”), MONY Life Insurance Company (formerly The Mutual Life Insurance Company of New York), MONY Life Insurance Company of America, The Manufacturers Life Insurance Company, The Franklin Life Insurance Company, The Canada Life Assurance Company and Modern Woodmen of America (each institution is referred to herein as a “1992 Noteholder” and the institutions are collectively referred to as the “1992 Noteholders”), Jackson National Life Insurance Company, Phoenix Life Insurance Company (formerly Phoenix Home Life Mutual Insurance Company), United of Omaha Life Insurance Company and MetLife Investors USA Insurance Company (each institution is referred to herein as a “1996 Noteholder” and the institutions are collectively referred to herein as the “1996 Noteholders”), AIG Annuity Insurance Company, The Variable Annuity Life Insurance Company, American General Assurance Company, Merit Life Insurance Co., United of Omaha Life Insurance Company, Phoenix Life Insurance Company, Modern Woodmen of America, MONY Life Insurance Company of America, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company, Nationwide Life Insurance Company of America (each institution is referred to herein as a “2002 Noteholder” and the institutions are collectively referred to as the “2002 Noteholders”; the 2002 Noteholders, the 1996 Noteholders, the 1992 Noteholders and the Lender and each of the additional Persons, if any, that become a party hereto as contemplated by §3.4 hereof (each such Person is referred to as an “Additional Lender”) are individually referred to herein as a “Creditor” and are collectively referred to herein as the “Creditors”).  This Agreement amends and restates, in its entirety, that certain Amended and Restated Intercreditor Agreement dated as of June 28, 2001 among the Lender, the 1992 Noteholders, the 1996 Noteholders and any and all “Additional Lenders” thereafter party thereto (as amended from time to time”).

RECITALS:

A.            Under and pursuant to the separate and several Senior Note Purchase Agreements each dated as of October 28, 2002 (collectively, the “2002 Note Agreements”) among International House of Pancakes, Inc., a Delaware corporation (the “Borrower”), IHOP Corp., a Delaware corporation (Holdings”) and each of the 2002 Noteholders, the Borrower has issued and sold to the 2002 Noteholders (i) $95,000,000 aggregate principal amount of its 5.20% Senior Notes, Due October 28, 2012 and (ii) $5,000,000 aggregate principal amount of its 5.88% Senior Notes, Due October 28, 2012 (collectively, the “2002 Notes”).

B.            Under and pursuant to the separate and several Senior Note Purchase Agreements each dated as of November 1, 1996 (collectively, the “1996 Note Agreements”), among the Borrower, Holdings and each of the 1996 Noteholders, the Borrower has issued and sold to the 1996 Noteholders $35,000,000 aggregate principal amount of its 7.42% Senior Notes, Due November, 2008 (the “1996 Notes”).

C.            Under and pursuant to the separate and several Senior Note Purchase Agreements each dated as of November 19, 1992 (collectively, as amended the “1992 Note Agreements”),

among the Borrower, Holdings and each of the 1992 Noteholders, the Borrower has issued and sold to the 1992 Noteholders $32,000,000 aggregate principal amount of its 7.79% Senior Notes, Due November, 2002 (the “1992 Notes”).

D.            Under and pursuant to that certain Credit Agreement dated as of June 28, 2001 (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the “Bank Credit Agreement”) among the Borrower and the Lender, the Lender has made available to the Borrower certain credit facilities in a current aggregate principal amount up to $25,000,000 (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the “Loans”).  Borrower’s obligations under the Bank Credit Agreement, including without limitation its obligation to repay the Loans made thereunder, have been guaranteed by Holdings pursuant to the Continuing Guarantee dated as of June 28, 2001 executed by Holdings in favor of the Lender.

E.             In connection with the execution of the 1992 Note Agreements and as security for the 1992 Notes issued thereunder, IHOP Realty Corp., IHOP Properties, Inc. and IHOP Restaurants, Inc., (individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) each of which is a wholly-owned subsidiary of the Borrower, have guaranteed to the 1992 Noteholders the payment of the principal of, premium, if any, and interest on the 1992 Notes and payment and performance of all other obligations of the Borrower under the 1992 Note Agreements under the Subsidiary Guarantee dated as of November 19, 1992 executed by IHOP Realty Corp., the Subsidiary Guarantee dated as of December 29, 1993 executed by IHOP Properties, Inc., and the Subsidiary Guarantee dated as of December 29, 1993 executed by IHOP Restaurants, Inc. (as such agreements may be modified, amended, renewed or replaced, including any increase in the amount thereof, individually, a “1992 Noteholder Guaranty” and collectively, the “1992 Noteholder Guarantees”).

F.             In connection with the execution of the 1996 Note Agreements and as security for the 1996 Notes issued thereunder, the Subsidiary Guarantors have guaranteed to the 1996 Noteholders the payment of the principal of, premium, if any, and interest on the 1996 Notes and the payment and performance of all other obligations of the Borrower under the 1996 Note Agreements under the Guaranty Agreement dated as of November 1, 1996 executed by IHOP Realty Corp., the Guaranty Agreement dated as of November 1, 1996 executed by IHOP Properties, Inc., and the Guaranty Agreement dated as of November 1, 1996 executed by IHOP Restaurants, Inc. (as such agreements may be modified, amended, renewed or replaced, including any increase in the amount thereof, individually, a “1996 Noteholder Guaranty” and collectively, the “1996 Noteholder Guarantees”).

G.            On December 31, 2001, IHOP Restaurants, Inc., a Subsidiary Guarantor, merged into the Company.  In connection with the execution of the 2002 Note Agreements and as security for the 2002 Notes issued thereunder, IHOP Realty Corp., and IHOP Properties, Inc. have guaranteed to the 2002 Noteholders the payment of the principal of, premium, if any, and interest on the 2002 Notes and the payment and performance of all other obligations of the Borrower under the 2002 Note Agreements under the Subsidiary Guarantee Agreement dated as of October 28, 2002 executed by IHOP Realty Corp. and IHOP Properties, Inc (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the “2002 Noteholder Guarantee”).

H.            In connection with the execution of the Bank Credit Agreement and as support for the Loans made thereunder, the Subsidiary Guarantors have guaranteed to the Lender the payment of the Loans and all other obligations of the Borrower under the Bank Credit Agreement under the Subsidiary Guarantee dated as of June 28, 2001 executed by IHOP Realty Corp., the Subsidiary Guarantee dated as of June 28, 2001 executed by IHOP Properties, Inc., and the Subsidiary Guarantee dated as of June 28, 2001 executed by IHOP Restaurants, Inc. (as such agreements may be modified, amended, renewed or replaced, including any increase in the amount thereof, individually, a “Lender Subsidiary Guarantee” and collectively, the “Lender Subsidiary Guarantees”).  The Lender Subsidiary Guarantee, the 1992 Noteholder Guarantees, the 1996 Noteholder Guarantees, the 2002 Noteholder Guarantee and the Additional Permitted Subsidiary Guarantees, if any, are each hereinafter referred to individually, as a “Subsidiary Guaranty” and collectively, as the “Subsidiary Guarantees.”

I.              Each of the Creditors desires to provide for their respective rights in respect of the Subsidiary Guarantees and certain collections from the Subsidiary Guarantors and to make certain other commitments and undertakings in connection with the 1992 Note Agreements, the 1996 Note Agreements, the 2002 Note Agreements, the Bank Credit Agreement, the Additional Debt Facility Agreements, if any, the Subsidiary Guarantees, the obligations incurred by the Subsidiary Guarantors under such agreements and the rights of the Creditors under such agreements.

J.             The 1992 Noteholders, the 1996 Noteholders, the 2002 Noteholders and the Lenders hereby contemplate that in the event that any of the Subsidiary Guarantors execute and deliver an Additional Permitted Subsidiary Guarantee, the beneficiary of such Additional Permitted Subsidiary Guarantee shall become a party to this Agreement upon compliance with the terms and conditions set forth in §3.4 hereof.

Now, Therefore, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                                 DEFINITIONS.

The following terms shall have the meanings assigned to them below in this §1 or in the provisions of this Agreement referred to below:

“Additional Debt Facility” shall mean Debt of the Borrower which is guaranteed by an Additional Permitted Subsidiary Guarantee.

“Additional Debt Facility Agreement” shall mean the agreement executed and delivered by the Borrower and the Additional Lenders evidencing the Additional Debt Facility.

“Additional Lender” shall have the meaning assigned thereto in the introductory paragraph hereto.

“Additional Permitted Subsidiary Guarantees” shall mean those Guarantees delivered by any Subsidiary Guarantor which guarantees any of the Borrower’s Guaranteed Obligations the beneficiaries of which are or become a party to, and thereby agree to undertake and perform the duties, rights and obligations of a party under, the Intercreditor Agreement.

“Agreement” means this Amended and Restated Intercreditor Agreement, as the same may be modified, amended, renewed or replaced from time to time.

“Bank Credit Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“Bankruptcy Proceeding” shall mean, with respect to any person, a general assignment of such person for the benefit of its creditors, or the institution by or against such person of any proceeding seeking relief as debtor, or seeking to adjudicate such person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property.

“Borrower” shall have the meaning assigned thereto in the Recitals hereof.

“Borrower’s Guaranteed Obligations” shall mean all principal of, premium, if any, and interest on, the 2002 Notes, the 1996 Notes, the 1992 Notes, the Loans and the Additional Debt Facilities, if any, and all other obligations of the Borrower under or in respect of the 2002 Notes, 1996 Notes, the 1992 Notes, the Loans and the Additional Debt Facilities, if any, under the 2002 Note Agreements, the 1996 Note Agreements, the 1992 Note Agreements, the Bank Credit Agreement and the Additional Debt Facility Agreements and any other obligations of the Borrower to the Creditors which are guaranteed by the Subsidiary Guarantees; provided that any amount of such Borrower’s Guaranteed Obligations which is not allowed as a claim enforceable against the Borrower in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of “Borrower’s Guaranteed Obligations” hereunder.

“Creditor” shall have the meaning assigned thereto in the introductory paragraph hereto.

“Excess Guaranty Payment” shall mean as to any Creditor an amount equal to the Guaranty Payment received by such Creditor less the Pro Rata Share of Guaranty Payments to which such Creditor is then entitled.

“Guaranty Payment” shall have the meaning assigned thereto in §2.

“Lender” shall have the meaning assigned thereto in the introductory paragraph hereto.

“Lender Subsidiary Guarantee” and “Lender Subsidiary Guarantees” shall have the meanings assigned thereto in the Recitals hereof.

“Loans” shall have the meaning assigned thereto in the Recitals hereof.

“1992 Note Agreements” shall have the meaning assigned thereto in the Recitals hereof.

“1996 Note Agreements” shall have the meaning assigned thereto in the Recitals hereof.

“2002 Note Agreements” shall have the meaning assigned thereto in the Recitals hereof.

“1992 Noteholder” shall have the meaning assigned thereto in the introductory hereto.

“1996 Noteholder” shall have the meaning assigned thereto in the introductory paragraph hereto.

“2002 Noteholder” shall have the meaning assigned thereto in the introductory paragraph hereto.

“1992 Noteholder Guaranty” and “1992 Noteholder Guarantees” shall have the meanings assigned thereto the Recitals hereof.

“1996 Noteholder Guaranty” and “1996 Noteholder” meanings assigned thereto in the Recitals hereof.

“2002 Noteholder Guarantee” shall have the meaning assigned thereto in the  Recitals hereof.

“1992 Notes” shall have the meaning assigned thereto in the Recitals hereof.

“1996 Notes” shall have the meaning assigned thereto in the Recitals hereof.

“2002 Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Prior Agreement” shall have the meaning assigned thereto in the introductory paragraph hereto.

“Pro Rata Share of Guaranty Payments” shall mean as of the date of any Guaranty Payment to a Creditor under any Subsidiary Guaranty an amount equal to the product obtained by multiplying (x) the amount of all Guaranty Payments made by the Subsidiary Guarantors to all Creditors concurrently with the payments to such Creditor less all reasonable costs incurred by such creditors in connection with the collection of such Guaranty Payments by (y) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denomination of which is the aggregate amount of all outstanding Borrower’s Guaranteed Obligations (without giving effect in the denomination to the application of any such Guaranty Payments).

“Receiving Creditor” shall have the meaning assigned thereto in §2.

“Specified Amount” shall mean as to any Creditor the aggregate amount of the Borrower’s Guaranteed Obligations owed to such Creditor.

“Subsidiary Guarantor” and “Subsidiary Guarantors” shall have the meanings assigned thereto in the Recitals hereof.

“Subsidiary Guaranty” and “Subsidiary Guarantees” shall have the meanings assigned thereto in the Recitals hereof.

Section 2.                                                 Sharing of Recoveries.

Each Creditor hereby agrees with each other Creditor that payments (including payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Creditor) made pursuant to the terms of any Subsidiary Guaranty (a “Guaranty Payment”) (x) within 90 days prior to the commencement of a Bankruptcy Proceeding with respect to any Subsidiary Guarantor or the Borrower or (y) following the acceleration of the 2002 Notes, the 1996 Notes, the 1992 Notes or the Loans or the acceleration of any other Borrower’s Guaranteed Obligation, shall be shared so that each Creditor shall receive its Pro Rata Share of Guaranty Payments.  Accordingly, each Creditor hereby agrees that in the event (a) an event described in clauses (x) or (y) above shall have occurred, (b) any Creditor shall receive a Guaranty Payment (a “Receiving Creditor”), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Guaranty Payments from the same Subsidiary Guarantor, then the Receiving Creditor shall promptly remit the Excess Guaranty Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this §2) each Creditor shall have received its Pro Rata Share of Guaranty Payments.

Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors such amount of 2002 Notes, 1996 Notes, 1992 Notes, Loans or Additional Debt Facility, if any, as the case may be, to the extent necessary to cause such Creditor to share such Excess Guaranty Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Guaranty Payment or part thereof is thereafter recovered from such Receiving Creditor by any Subsidiary Guaranty (including, without limitation, by any trustee in bankruptcy of any Subsidiary Guaranty or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Guaranty Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposition balance or other means of payment under any Subsidiary Guaranty or avail itself of any recourse by resort to any property of the Borrower or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.

Section 3.                                                 Agreements among the Creditors.

Section 3.1.           Independent Actions by Creditors.  Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary Guaranty on, any Borrower’s Guaranteed Obligation of the Borrower to such Creditor or from instituting legal action against the Borrower or any Subsidiary Guarantor to obtain a judgment or other legal process in respect of such Borrower’s Guaranteed Obligation, but any funds received from any Subsidiary Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.

Section 3.2.           Relation of Creditors.  This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Borrower or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of any Borrower’s Guaranteed Obligation.  Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Borrower or any Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of the Borrower or any Subsidiary Guarantor to the Creditors.

Section 3.3.           Acknowledgment of Guarantees.  The Lender hereby expressly acknowledges the existence of the 1992 Noteholder Guarantees, the 1996 Noteholder Guarantees and the 2002 Noteholder Guarantee.  The 1992 Noteholders hereby expressly acknowledge the existence of the Lender Subsidiary Guarantees, the 1996 Noteholder Guarantees and the 2002 Noteholder Guarantee.  The 1996 Noteholders hereby expressly acknowledge the existence of the Lender Subsidiary Guarantees, the 1992 Noteholder Guarantees and the 2002 Noteholder Guarantee.  The 2002 Noteholders hereby expressly acknowledge the existence of the Lender Subsidiary Guarantees, the 1992 Noteholder Guarantees and the 1996 Noteholder Guarantees.

Section 3.4.           Additional Lenders.  Additional Persons may becomes “Creditors” hereunder by executing and delivering to each of the then existing Creditors (i) a copy of this Agreement so executed and (ii) a copy of the agreement or documents pursuant to which such Person becomes a creditor of the Borrower and of any Subsidiary Guarantor.  Accordingly, upon the execution and delivery of such copy of this Agreement by any such Person, such Person shall, upon the acknowledgment of the then existing Creditors, thereinafter become a Creditor for all purposes of this Agreement.

Section 4.                                                 Miscellaneous.

Section 4.1.           Entire Agreement.  This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this Agreement.

Section 4.2.           Notices.  Notices hereunder shall be given to the Creditors at their addresses as set forth in the 2002 Note Agreements, the 1996 Note Agreements, the 1992 Note Agreements, the Bank Credit Agreement or the Additional Debt Facility Agreements, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

Section 4.3.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Borrower’s Guaranteed Obligations, and the term “Creditor” shall include any such subsequent holder of Borrower’s Guaranteed Obligations, wherever the context permits.

Section 4.4.           Consents, Amendment, Waivers.  All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.

Section 4.5.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 4.6.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 4.7.           Severability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 4.8.           Expenses.  In the event of any litigation to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorney’s fees (including the allocated costs of in-house counsel).

In Witness Whereof, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Wells Fargo Bank, National Association, the Lender

By
Title:

J. Romeo & Co., as nominee for MONY Life Insurance Company (formerly Mutual Life Insurance Company of New York), a 1992 Noteholder

By
Title:

J. Romeo & Co., as nominee for MONY Life Insurance Company of America, a 1992 Noteholder

By
Title:

MONY Life Insurance Company of America, a 2002 Noteholder

By: MONY Capital Management, Inc.

By
Title:

The Manufacturers Life Insurance Company, a 1992 Noteholder

By
Title

The Canada Life Assurance Company, a 1992 Noteholder

By
Title:

Modern Woodmen of America, a 1992 Noteholder

By
Title:

Modern Woodmen of America, a 2002 Noteholder

By
Title:

Jackson National Life Insurance Company, a 1996 Noteholder

By: PPM America, Inc., as Agent

By
Title:

Phoenix Life Insurance Company (formerly known as Phoenix Home Life Mutual Insurance Company), a 1996 Noteholder

By
Title:

Phoenix Life Insurance Company, a 2002 Noteholder

By
Title:

United of OMAHA Life Insurance Company, a 1996 Noteholder

By
Title:

United of Omaha Life Insurance Company, a 2002 Noteholder

By
Title:

MetLife INVESTORS USA Insurance Company, a 1996 Noteholder

By:	Metropolitan Life Insurance Company, as Investment Manager

By
Name:
Title:

AIG Annuity Insurance Company, a 2002 Noteholder

By:	AIG Global Investment Corp., investment adviser

By
Name:
Title:

The Variable Annuity Life Insurance Company, a 2002 Noteholder

By:	AIG Global Investment Corp., investment adviser

By
Name:
Title:

American General Assurance Company, a 2002 Noteholder

By:	AIG Global Investment Corp., investment adviser

By
Name:
Title:

Merit Life Insurance Co., a 2002 Noteholder

By:	AIG Global Investment Corp., investment adviser

By
Name:
Title:

The Franklin Life Insurance Company, a 1992 Noteholder

By:	AIG Global Investment Corp., investment adviser

By
Name:
Title:

Nationwide Life and Annuity Insurance Company, a 2002 Noteholder

By
Title:

Nationwide Life Insurance Company, a 2002 Noteholder

By
Title:

Nationwide Life Insurance Company of America, a 2002 Noteholder

By
Title:

[Additional Lender]

By
Title:

The undersigned hereby acknowledge and agree to the foregoing Agreement.

International House of Pancakes, Inc.

By
Title:

IHOP Corp.

By
Title:

IHOP Realty Corp.

By
Title:

IHOP Properties, Inc.

By
Title:

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